                                                                    Exhibit 10.6


                               DOLLAR TREE STORES, INC.
                         NONQUALIFIED STOCK OPTION AGREEMENT

     THIS NONQUALIFIED STOCK OPTION AGREEMENT ("Agreement"), is effective as of 5:00 p.m., Eastern Standard Time, on the ___ day of ________, 1998, by and among _____________ (the "Holder") and Dollar Tree Stores, Inc., a Virginia corporation ("Dollar Tree").

                                 W I TN E S S E T H:

     WHEREAS, in connection with the merger of Dollar Tree West, Inc., a California corporation and wholly owned subsidiary of Dollar Tree ("Merger Sub"), with and into Step Ahead Investments, Inc., a California corporation ("SAI"), the Holder, Merger Sub and Dollar Tree have entered into a Non-Competition and Consulting Agreement dated ______ ___, 1998
("Non-Competition Agreement"); and

     WHEREAS, the parties to the Non-Competition Agreement agreed that the Holder and certain affiliates as described therein shall not compete with Dollar Tree and its wholly owned subsidiaries ("Company") because such competition may cause irreparable damage to Company; and

     WHEREAS, the parties to the Non-Competition Agreement agreed that Dollar Tree would grant the Holder an option to purchase shares of common stock of Dollar Tree as consideration for entering into the Non-Competition Agreement.

     NOW, THEREFORE, in consideration of good and valuable consideration described above and the covenants hereinafter set forth, the receipt and sufficiency of which is hereby acknowledged by the Holder, it is agreed as follows:

     1    GRANT OF OPTION.

     Subject to the terms and conditions set forth below, Dollar Tree hereby grants to the Holder, a nonqualified stock option (meaning not qualified to be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended) (the "Option") to purchase an aggregate of one hundred fifty thousand (150,000) shares of Dollar Tree's common stock, par value, $.01 per share ("Common Stock") for the purchase price of __________ dollars ($_____) per share (the "Exercise Price").

     2    MANNER OF EXERCISE.

     The Holder may exercise the Option, to the extent vested and before lapse (as described in Sections 3, 4 and 5 below), in whole or in part during the term hereof by providing written notice to Dollar Tree which states the number of shares of Common Stock with respect to which the Option is being exercised.
Such notice shall be delivered in person or through certified or registered mail to Chief Financial Officer of Dollar Tree, 500 Volvo Parkway, Chesapeake, Virginia 23320. The exercise of the Option, or any part thereof, shall be deemed effective upon receipt of notice and payment complying with the conditions set forth herein. The Option shall only be exercisable with respect to whole shares.

     Notice of exercise shall be accompanied by full payment of the aggregate Exercise Price of the shares of Common Stock being purchased. Payment may be made by either (i) delivering cash, check, bank draft, or money order made payable to Dollar Tree in the amount equal to such aggregate Exercise Price,
(ii) surrendering to the Company shares of Common Stock already owned by the Holder with an aggregate Fair Market Value (as defined in Section 9) equal to such aggregate Exercise Price or (iii) electing to have the Company retain shares of Common Stock subject to the portion of the Option being exercised with an aggregate Fair Market Value equal to such aggregate Exercise Price

     Promptly after Dollar Tree receives the notice of exercise and payment, it shall deliver to the Holder a certificate evidencing the shares so purchased, registered in the Holder's name.

     3    VESTING OF OPTION.

          3.1 VESTING SCHEDULE. The Holder may exercise the Option granted hereby only during the term hereof and only to the extent the Holder is vested in such Option. The Holder shall vest in the Option based upon the following schedule:

     NUMBER OF YEARS FROM DATE OF GRANT      CUMULATIVE PERCENTAGE VESTED

     One Year - ______________ __, 1999                  20%
     Two Years - _____________ __, 2000                  40%
     Three Years - ___________ __, 2001                  60%
     Four Years - ____________ __, 2002                  80%
     Five Years - ____________ __, 2003                 100%

          3.2 ACCELERATION. Anything in Section 3.1 to the contrary notwithstanding, the Option shall become fully vested immediately upon the consummation of any merger of Dollar Tree into or with, or sale of all or substantially all of Dollar Tree's assets to, another person or entity, but only if the beneficial owners of Dollar Tree immediately prior to the consummation of such transaction do not constitute, directly or indirectly, a majority of the beneficial owners of the successor entity.


--------------------------------------------------------------------------------

                                   Nonqualified Stock Option Agreement -- Page 2

     4    TERM OF OPTION.

     Subject to the provisions of this Agreement, the Option granted hereunder shall automatically lapse if not vested and exercised as permitted hereby on or before the earliest of (i) the occurrence of any event of lapse described in
Section 5 of this Agreement, (ii) one year after the Holder's death, or (iii) ____________ ___, 2008.

     5    LAPSE OF OPTION DUE TO COMPETITION, SOLICITATION OF
          EMPLOYEES OR DISCLOSURE OF CONFIDENTIAL INFORMATION

          5.1 EVENTS OF LAPSE. The Holder acknowledges that Holder (i) as a founder, director, officer and principal shareholder of SAI, has been instrumental in the Business (as that term is defined in the Non-Competition Agreement) of SAI and its success, (ii) has been privy to and had access to the offices, personnel, technology, confidential and proprietary information of SAI and (iii) as a consultant to the Company will be privy and have access to offices, personnel, technology, confidential and proprietary information of the Company. If Holder conducts or engages in any activities listed below [for five
(5) years following the Effective Time (as defined below) / during the term of this Option], then the entire Option, whether vested or nonvested, shall immediately lapse:

               (a) engaging in Restricted Activities within the Restricted Area (as defined below); or

               (b) operating or promoting within the Restricted Area a store using (or at least a 500 square foot area within a store dedicated to) a single price point retail concept selling goods at a single price point at or below $2.00;

               (c) operating any variety, clearance, or close-out retail store in the same shopping center as any retail location of SAI existing as of the Effective Time (as defined below) or, in the case of an existing store of SAI not in a shopping center, within one-quarter mile of such retail location.

               (d) operating any business (i) under the names or names similar to "98CENTS Clearance Center," "Clearance 98CENTS Centers," "Everything 98CENTS
 ... or less," or "Step Ahead Investments"; (ii) advertising or promoting outside or within a store using the terms, or terms similar to "Everything 98CENTS," 98CENTS Clearance Centers," and "Clearance 98CENTS Centers"; or (iii) under any name containing the words "98CENTS," "Tree," or "Super Dollar," including their plurals.

               (e) directly or indirectly, hiring or attempting to hire any employee of Company or SAI, or soliciting, inducing, or attempting to solicit or induce (other than through newspaper classified advertisements) any employee of Company or SAI to leave his or her job for any reason whatsoever without the written consent of Dollar Tree. For purposes of this paragraph,


--------------------------------------------------------------------------------

                                   Nonqualified Stock Option Agreement -- Page 3
an "employee" shall mean, as of any given date, anyone who has been an employee of Company or SAI or any affiliate at any time during the four (4) month period prior to such date.

               (f) intentionally copying, reproducing, disclosing or divulging to any third party or using or permitting others to use any material confidential information of SAI or the Company (including financial information, sources of supplies and materials, prospective and existing expansion programs, joint ventures and affiliate agreements, business systems, marketing methods, business affairs, trade secrets, details of supplier contracts, operational methods and marketing plans or strategies). Notwithstanding the foregoing, use by the Holder of the confidential information described in this Section 5.1(f) in the operation of or in the leasing of any real property or in connection with a business not coming within the definition of Restricted Activities or for other personal use (provided such personal use does not conflict with any provision of this Agreement or the Non-Competition Agreement) shall not be deemed an event of lapse. This Section 5.1(f) shall not apply if (a) such information was already known to others not bound by a duty of confidentiality or such information is or becomes publicly available through no fault of Holder or Holder's affiliates, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the closing under the Merger Agreement, or (c) the furnishing or use of such information is required by legal proceedings.

          5.2 As used in this Agreement, the following terms have the following meanings:

               (a) "Restricted Area" shall mean each state in which either Dollar Tree or SAI, as of the Effective Time, has a store or otherwise carries on the Business.

               (b) "Restricted Activities" means the operation of (i) a wholesale merchandise business that supplies stores of the type described in clause (ii) hereof, or (ii) any store engaged in the retail sale of goods (e.g., toys, health and beauty aids, food, books, party goods, stationery, hardware, housewares, jewelry, hair products, crafts, pet supplies, etc.) where at least eighty percent (80%) of such goods are sold at or below $2.00.

               (c) A "shopping center" means a group of at least six (6) retail shops organized in a strip or mall configuration (but not necessarily in attached or adjacent buildings) sharing common parking areas and having the same landlord or leasing agent.

               (d) "Effective Time" shall have the same definition as contained in the Merger Agreement dated July 22, 1998 among Dollar Tree, Merger Sub and SAI, as amended.

     6    CERTAIN ADJUSTMENTS.

     If the outstanding shares of Common Stock of Dollar Tree hereafter are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of Dollar Tree by reason of a recapitalization, reincorporation, reclassification, stock split-up, reverse


--------------------------------------------------------------------------------

                                   Nonqualified Stock Option Agreement -- Page 4
stock split, combination of shares, other dividend or other distribution payable in capital stock or other similar corporation transaction, then the Board shall make an appropriate adjustment in the number and kind of shares which are purchasable pursuant to the Option. Any adjustment in the Option shall be made without change in the total price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the purchase price per share. In the event of any merger of Dollar Tree into or with, or sale of all or substantially all of Dollar Tree's assets to, another person or entity, the Option shall continue in full force and effect (subject to Section 3.2 hereof) and shall thereafter represent the right to receive the kind and amount of shares of stock and other securities and property (including cash) receivable in connection with such transaction by a holder of the number of shares of Dollar Tree Common Stock issuable upon exercise of this Option immediately prior to such transaction.

     7    COMPLIANCE WITH SECURITIES LAWS.

          7.1 REPRESENTATIONS AND WARRANTIES. Holder represents and warrants as follows:

               (a) Holder is experienced in investment and business matters and understands fully the nature of the risks involved in his investment in the Option.

               (b) Holder is acquiring the Option and upon exercise thereof will acquire the shares of Common Stock for his own account for investment and not for distribution or resale to others.

               (c) Holder is an "accredited investor" under the Act. Holder is a natural person whose individual net worth, or joint net worth with Holder's spouse, exceeds $1,000,000, Holder's individual income was in excess of $200,000 (or jointly with Holder's spouse was in excess of $300,000) in each of the two most recent years. Holder reasonably expects an income in excess of such amount in the current year.

          7.2 INDEMNIFICATION. Holder agrees to indemnify the Company and its agents for any and all losses (including attorneys' fees) incurred by any of them as a result of their reliance on representations and warranties contained herein or on information contained in Section 7.1 hereof, including, but not limited to, claims arising under federal and state securities laws, as well as common law claims.

     8    LIMITATIONS ON TRANSFER OF OPTION.

     The Holder may not transfer or assign the Option granted under this Agreement except by will or the laws of descent and distribution. Transfer to the parties identified in the preceding sentence may only be effected upon written notice to Dollar Tree. The Holder may not pledge or hypothecate the Option in any way, and such Option shall not be subject to execution, attachment, or similar process. After the death of Holder, any exercisable portion of the Option may, prior to


--------------------------------------------------------------------------------

                                   Nonqualified Stock Option Agreement -- Page 5
the time when the Option lapses under Section 4, be exercised by a Permitted Transferee, by the Holder's personal representative or by any person empowered to do so under the Holder's will or the applicable laws of descent and distribution. Notwithstanding any transfer permitted by this Section 8, the Option shall be exercisable only during the term stated in Section 4 hereof.

     9    FAIR MARKET VALUE.  The phrase "Fair Market Value" means, with respect to the Common Stock, the following:

          9.1 if the Common Stock is listed or admitted to unlisted trading privileges on any national securities exchange or is not so listed or admitted but transactions in the Common Stock are reported on The Nasdaq National Market, the last sale price of the Common Stock on such exchange or reported by The Nasdaq National Market as of such date (or if no shares were traded on such day, as of the next preceding day on which there was such a trade);

          9.2 if the Common Stock is not so limited or admitted to unlisted trading privileges or reported on The Nasdaq National Market, and bid/asked prices therefor in the over-the-counter market are reported on the Nasdaq Small-Cap Market or by the National Quotation Bureau, Inc. (or any comparable reporting service), the average of the closing bid and asked prices as of such date, as so reported on The Nasdaq Small-Cap Market or, if not so reported thereon, as reported by the National Quotation Bureau, Inc. (or such comparable reporting service); or

          9.3 if the Common Stock is not so listed or admitted to unlisted trading privileges or reported on The Nasdaq National Market, and such bid and asked prices are not so reported, such price as the Company's Board of Directors determines in good faith in the exercise of its reasonable discretion.

     10   RIGHT TO WITHHOLD.

     The Company is entitled to (a) withhold and deduct from any amounts which may be due and owing to the Holder from the Company or make other arrangements for the collection of all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to the grant or exercise of the Option or otherwise incurred with respect to the Option, or (b) require the Holder promptly to remit the amount of such withholding liability to the Company before taking any action with respect to the exercise of the Option or issuance of any stock certificate either to the Holder or any transferee. The Board, in its sole discretion, may permit a Holder to pay all or any portion of such withholding liability either (i) by surrendering to the Company shares of Common Stock already owned by the Holder or (ii) by electing to have the Company retain shares of Common Stock subject to the portion of the Option being exercised. In either case, the shares of Common Stock surrendered or retained shall have an aggregate Fair Market Value that is no less than the amount of such required withholding.


--------------------------------------------------------------------------------

                                   Nonqualified Stock Option Agreement -- Page 6

     11   RIGHTS AS A SHAREHOLDER.  The Holder shall have no rights as a shareholder with respect to any shares of Common Stock covered by the Option until such person shall have become the holder of record of such shares, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date the such person becomes the holder of record of such shares, except as the Company may determine pursuant to Section 6 hereof.

     12   MISCELLANEOUS.  This Agreement shall be governed by the internal laws of the Commonwealth of Virginia. The Circuit Court of the City of Norfolk and the United States District Court, Eastern District of Virginia, Norfolk Division shall be the exclusive courts of jurisdiction and venue for any litigation, special proceeding or other proceeding as between the parties that may be brought, or arise out of, in connection with, or by reason of this Agreement. The parties hereby consent to the jurisdiction of such courts. This Agreement shall be binding upon and inure to the benefit of each party hereto, its successors and permitted assigns.



                    [Remainder of page left intentionally blank.]
     IN WITNESS WHEREOF, the undersigned have hereunto affixed their signatures.

                              DOLLAR TREE STORES, INC.


                              By:
                                 --------------------------------------
                                    Its: Executive Vice President


                              HOLDER:



                              ------------------------------------------
                              [Name]


--------------------------------------------------------------------------------

                                   Nonqualified Stock Option Agreement -- Page 7